                                      8-K
                                  EXHIBIT 99.10

                               LICENSE AGREEMENT


                                    between





                          VIDEO JUKEBOX NETWORK, INC.
                             a Florida corporation



                                      and



                  VIDEO JUKEBOX NETWORK INTERNATIONAL LIMITED
                               an English company





                                June 30, 1995

                               TABLE OF CONTENTS

ARTICLE 1 - General Provisions

1.1       Term ........................................     2
1.2       Territory ...................................     2
1.3       Licensed Business ...........................     3
1.4       Best Efforts ................................     3
1.5       Hold Harmless ...............................     4
1.6       Licensing Fees ..............................     5
1.7       Acknowledgement of Licensor .................     6
1.8       Accounting and Recordkeeping ................     7
1.9       Insurance ...................................     8
1.10      Programming Approval ........................     8
1.11      Expenses ....................................    10
1.12      Termination .................................    11
1.13      Cessation of Operations .....................    12
1.14      Infringements ...............................    14
1.15      Covenant to Defend ..........................    15
1.16      Disputes ....................................    16
1.17      Force Majeure ...............................    17
1.18      Severability ................................    17
1.19      Transferability .............................    18
1.20      Notices .....................................    22
1.21      Applicable Law ..............................    23
1.22      Schedules ...................................    23
1.23      Waiver ......................................    24
1.24      Entire Agreement ............................    24
1.25      Confidentiality .............................    25
1.26      Counterparts ................................    25


ARTICLE 2 - Trade Name License

2.1       Grant .......................................    26
2.2       Ownership ...................................    26
2.3       Quality Standards ...........................    27
2.4       Quality Maintenance .........................    28
2.5       Form of Use .................................    29
2.6       Infringements ...............................    29

ARTICLE 3 - Service Mark License

3.1       Grant .......................................    31
3.2       Ownership ...................................    31
3.3       Quality Standards ...........................    33
3.4       Quality Maintenance .........................    33
3.5       Form of Use .................................    34
3.6       Infringements ...............................    34

ARTICLE 4 - Trade Mark License

4.1       Grant .......................................    36
4.2       Ownership ...................................    37
4.3       Quality Standards ...........................    38
4.4       Quality Maintenance .........................    39
4.5       Form of Use .................................    40
4.6       Infringements ...............................    40
4.7       Sublicenses .................................    42


ARTICLE 5 - Copyright License

5.1       Grant .......................................    43
5.2       Ownership ...................................    43
5.3       Alteration ..................................    44
5.4       Distribution and Publication ................    46
5.5       Infringements ...............................    46
5.6       Third Party Works ...........................    48

ARTICLE 6 - Trade Secrets Proprietary Information

6.1       Grant .......................................    49
6.2       Ownership ...................................    50
6.3       Copies ......................................    50
6.4       Disclosure to Employees .....................    50
6.5       Markings ....................................    51
6.6       Reverse Engineering .........................    52
6.7       Infringement ................................    52


SCHEDULES

A.        Licensed Service Marks ......................    A1
B.        Licensed Trade Marks ........................    B1
C.        Licensed Copyrighted Works ..................    C1
D.        Licensed Trade Secrets ......................    D1

                               LICENSE AGREEMENT

         This license agreement is made as of this 30th day of June, 1995 by and between Video Jukebox Network, Inc., a corporation organized and existing under the laws of the state of Florida, having its principal place of business at 1221 Collins Avenue, Miami Beach, Florida 33139, United States of America [hereinafter "Licensor"] and Video Jukebox Network International Limited, a company organized and existing under the laws of England and Wales, having a place of business at Imperial House, 11/13 Young Street, Kensington, London, England W8 5EH [hereinafter "Licensee"].

         WHEREAS, Licensor is the owner of certain trademarks, service marks, trade name, copyrights, trade secrets, proprietary technical and business information, engineering data and specifications and designed equipment used in connection with the operation and promotion of an interactive music television service; and,

         WHEREAS, Licensee desires to acquire an exclusive license to use said trademarks, service marks, trade name, copyrights, trade secrets, proprietary technical and business information, engineering data and specifications and designed equipment in connection with the operation and promotion of an interactive music television service.

         NOW THEREFORE, in consideration of the mutual promises and convenants hereinafter set forth, the sufficiency of which is acknowledged, the parties agree:


                         ARTICLE 1 - GENERAL PROVISIONS

1.1  Term

         This exclusive License is for a term of twenty-five (25) years commencing on the date first written above. Licensee at its option may renew the License for additional terms of ten (10) years each, provided, however, that the following conditions are met:

         A. Licensee is operating the Licensed Business in the Territory utilizing in connection with the Licensed Business (as defined below) a substantial portion of the portfolio of intellectual property rights licensed hereunder at the time of renewal;

         B. All royalties and expenses due hereunder to Licensor are paid in full and no amount is due and outstanding;

         C. Licensee is not in material breach of any of the terms and conditions of the License.

1.2  Territory

         This License is for the following territory: The United Kingdom of Great Britain and Northern Ireland and The Republic of Ireland (hereinafter "the Territory"). The Territory shall not include any dependencies, colonies or territories of the United Kingdom outside the boundaries of Great Britain and Northern Ireland.

1.3      Licensed Business

         This License is for use in connection with television, cable and similar programming and broadcasting services (interactive or non-interactive), marketing, advertising, sales, concert and related music promotions, merchandising and home shopping projects and all other promotions and ventures in which Licensee is engaged in the Territory as of the date hereof, and any similar or related activities in which Licensee may become engaged during the term of this License (hereinafter the "Licensed Business").

1.4      Best Efforts

         Licensee shall exercise its reasonable best efforts to develop, promote and expand within the Territory the Licensed Business and shall not knowingly take any actions which in any way would injure, damage, dilute or otherwise harm Licensor, the licensed rights, goodwill or any other of its properties or rights.

1.5      Hold Harmless

         A. Licensee shall hold Licensor harmless for any injury to its business, goodwill, reputation, property or licensed rights in the Territory arising from Licensee's use of the intellectual property rights licensed hereunder in violation of this License and shall indemnify Licensor and shall make it whole for any award of monetary damages, including but not limited to reasonable attorney's fees, costs, punitive and/or compensatory damages or any other claims made by third parties arising from Licensee's use of the intellectual property rights licensed hereunder in violation of this License; provided, however, Licensee shall not be liable for any injuries to Licensor caused by or resulting from (a) Licensor's gross negligence or willful misconduct or (b) actions or omissions of Licensee taken with or pursuant to Licensor's approval as a shareholder of Licensee. Any indemnification required by this Section shall be made by periodic payments to Licensor as and when the bills are





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

received or costs, disbursements or expenses are incurred.

         B. Licensor shall hold Licensee harmless for any (a) injury to its business, goodwill, reputation, property or rights under this License arising out of, resulting from, or relating to the ownership or use, prior to the date of this License, of any of the intellectual property rights licensed to Licensee hereunder or (b) material breach by Licensor of its representations and warranties with respect to the intellectual property licensed hereunder, and Licensor shall indemnify Licensee and make it whole for any award of monetary damages, including but not limited to reasonable attorney's fees, costs, punitive and/or compensatory damages or any other claims made by third parties arising out of, resulting from, or relating to the foregoing clauses
(a) and (b). Any indemnification required by this Section shall be made by periodic payments to Licensee as and when the bills are received or costs, disbursements or expenses are incurred.

1.6      Licensing Fees

         A. Licensee shall pay to Licensor an annual flat licensing fee of ten thousand dollars US ($10,000.00) in consideration of the use of the intellectual property rights licensed hereunder.

         B. Said licensing fee shall be paid annually on the anniversary date of the License.

         C. In the event that Licensor no longer owns an interest in the Licensee company, the licensing fee provisions hereof shall be negated and substitute royalty provisions as set forth in Paragraph 1.19E of the License shall take effect.

         D. Such licensing fee shall be paid to Licensor by payment in the United States at the hereinafter stated address in Miami Beach, Florida. Licensee shall withhold from the payments required hereunder to be remitted to the Licensor the proper amount of tax applicable thereto as may be required by the applicable governmental authorities at the time of payment.

1.7      Acknowledgment of Licensor

         Licensor hereby acknowledges that the intellectual property licensed to Licensee hereunder constitute all trademarks, service marks, trade names, copyrights, trade secrets, proprietary technical and business information, know-how and other assets (together with the right to obtain all improvements, enhancements and derivatives of the same) that Licensor owns or has rights to use that are necessary for Licensee to operate the Licensed Business in a manner that





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

substantially replicates Licensor's interactive music television service as currently operated in the United States and, with respect to improvements, enhancements and derivatives, as may be operated in the future; provided however, that Licensee's rights to use the intellectual property licensed to it hereunder are no greater than, and Licensee is subject to the same restrictions and limitations (including without limitation, superior rights of third parties) as are applicable to Licensor's rights to use the same within the Territory.

1.8      Accounting and Recordkeeping

         A. Licensee shall keep and maintain, at its principal office, records of its revenues with respect to sales covered by this License. Licensor and its authorized representatives shall have access to Licensee's premises during normal business hours to examine such records upon not less than ten (10) days written notice to Licensee, which examination shall in no way unreasonably interfere with Licensee's conduct of its business.

         B. No later than forty-five (45) days after the last day of March, June, September and December during the term of this License, Licensee shall deliver to Licensor financial information with respect to sales subject to this License for the immediately preceding calendar quarter including, but not limited to, its gross revenues, sales, returns, advertising and viewer revenues.

         C.  Licensor may, at its expense and not more than once in a twelve
(12) month period, audit the books and records of Licensee after reasonable notice of not less than ten (10) business days. Said audit shall in no way unreasonably interfere with Licensee's conduct of its business.

1.9      Insurance

         A. Licensee shall maintain general liability insurance in the amount of no less than one million dollars (USD) and errors and omission insurance in the amount of five million dollars (USD) and shall provide Licensor with copies of such policies and the renewals thereof or other evidence of such insurance.

         B. Licensee shall maintain theft and casualty insurance in an amount sufficient to cover the replacement value of all software, tapes, discs and other tangible property provided to Licensee by Licensor under this License. Licensor shall be named as an additional insured on any said policies.

         C.   Licensee shall maintain product liability insurance





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


in the amount of no less than five million dollars (USD) to cover any claims arising from the sale of licensed goods.

         D. All insurance policies shall cover the entire Territory; i.e., both the United Kingdom and the Republic of Ireland.

1.10     Programming Approval

         A. The content of programming, including all videos; in-house produced programs, segments, advertisements and promotional materials; advertisements and promotional materials submitted by third parties [whether paid advertising or not] or any other material transmitted, aired or broadcast by Licensee shall be subject to review and approval by Licensor which requirement shall be satisfied by submission by Licensee to Licensor on a quarterly basis of a one hour "air check" of Licensee's programming randomly selected by Licensor. So long as the content of Licensee's programming conforms to the standards of Section 2.3 (and is similar to programming broadcast in the United States by Licensor), Licensee's programming shall be deemed acceptable by Licensor. In the event that Licensor does not approve of the content of any material submitted by Licensee for any quarterly "air check", Licensor shall deliver written notice of such disapproval to Licensee. Licensor's written notice shall (a) be delivered to Licensee no later than twenty (20) days after Licensor's receipt of the subject material from Licensee and (b) describe with specificity the material disapproved and the basis for Licensor's disapproval. Promptly following receipt by Licensee of any such written notice from Licensor, Licensee and Licensor shall discuss and mutually agree upon prospective remediation with respect to such disapproved material. So long as Licensee thereafter complies with the mutually agreed upon remediation, Licensee's transmittal or broadcast of such disapproved material shall not be deemed a breach of this License.

         B. Licensee's programming shall conform to any and all requirements of United Kingdom and Republic of Ireland laws and regulations in effect from time to time with respect to the broadcast, airing or transmission of television programming in the United Kingdom and the Republic of Ireland, including but not limited to regulations of the ITC in the United Kingdom and any similar or comparable authority in the Republic of Ireland.


1.11     Expenses

         A. In addition to the licensing fee set forth in Paragraph 1.6 above, Licensee shall pay to Licensor on a





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

monthly basis an amount equal to the sum of all reasonable and accountable expenses paid, advanced or actually incurred by Licensor in connection with the services rendered to and at the request of Licensee hereunder, including but not limited to the preparation, duplication and shipment of video tapes, discs and promotional and advertising materials. All such expenses shall be properly documented in accordance with Licensee's policies respecting the itemization and supporting documentation shall be made available to Licensee promptly upon written request to Licensor. All amounts invoiced by Licensor hereunder shall be due and payable by Licensee within sixty (60) days of Licensor's delivery of invoices to Licensee.

         B.   Licensor shall provide Licensee in writing, no less than sixty
(60) days prior to each anniversary date of this License, an estimate of all anticipated reasonable and accountable expenses which Licensor will incur in the upcoming twelve month period in providing Licensee with said services hereunder. Licensee shall notify Licensor in writing, no later than thirty
(30) days before each anniversary date of this License, of the services Licensee chooses to have Licensor perform for it.

         C. In the event that Licensee elects to have a third party perform any or all of said services in place of Licensor, the quality and standards of said services performed by the third party must be of substantially equivalent quality to the services theretofore performed by Licensor. Material failures to meet these quality standards after receipt by Licensee of written notice from Licensor of such material failures shall constitute a breach of this License. In the event of such a breach, Licensor must give Licensee notice of said breach as provided in Paragraph 1.12 below and Licensee shall have the opportunity to cure said breach as provided in said Paragraph 1.12.

1.12     Termination

         A. If either party breaches or defaults on any of the material provisions of this License, the other party shall give notice of such breach or such default by reputable international courier (such as DHL or Federal Express) to the breaching or defaulting party at the hereinafter stated address within thirty (30) days of learning of the breach or default. If the defaulting or breaching party does not cure said default or breach within forty-five (45) days from the date of receipt of said notice, then the non-defaulting party shall be entitled to terminate this License. Notwithstanding the aforementioned, a party shall not be deemed to be in breach or default of any provisions of this License by reason of delay or failure in performance due to force majeure.





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

Moreover, if during the initial forty-five (45) day period stated above the breaching party exercises a good faith effort to cure said breach or said default, the breaching party shall have an additional one hundred and thirty-five (135) day period, if necessary, to cure the breach or default.


1.13     Cessation of Operations

         A. Upon termination without immediate renewal of this License, Licensee shall immediately cease all use of Licensor's trade names, trademarks, service marks, copyrighted materials, trade secrets, proprietary technical and business information, engineering data and specifications and designed equipment.

         B. Within thirty (30) days of termination without renewal of this License, Licensee shall return at its sole expense to Licensor all original and copies of all materials in its possession, custody or control bearing Licensor's trade name, trademarks and/or service marks; all copyrighted materials in its possession, custody or control containing any copyrighted materials owned or licensed hereunder by Licensor and all materials containing any licensed trade secrets, proprietary technical or business information, engineering data and specifications. Licensee shall also return at its expense all licensed designed equipment, tapes, discs, videos or like materials in Licensee's possession provided by Licensor under this License. Licensee shall make no further use of any of these materials and equipment or any improvements, additions or modifications thereto made by Licensee during the term of this License.

         C. Upon termination without immediate renewal of this License, Licensee shall immediately prepare a final accounting of its revenues [including but not limited to its gross revenues from viewer sales, advertising sales and revenues from promotions] and shall tender said accounting together with all licensing fees or royalty payments, as applicable, due and owing, to Licensor in United States dollars at its address given below no later than thirty (30) days after the termination without immediate renewal of this License.

         D. Licensor, at its sole expense, shall have the right to conduct a final audit of Licensee's books and records in accordance with the provisions of Paragraph 1.8C above within one (1) year of the termination or expiration of this License.

1.14     Infringements

         A. In the event Licensee uses the intellectual property rights licensed hereunder in violation of the terms of this





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

License and infringes any valid intellectual property rights of any third parties, including but not limited to trade names, trademarks, service marks, patents, copyrights or trade secrets, Licensee shall hold Licensor harmless against any claims of infringement arising from Licensee's use of the intellectual property rights licensed hereunder in violation of the terms of this License and shall indemnify Licensor against any and all claims from damages, to the extent not caused by Licensor, arising therefrom including but not limited to actual damages, punitive, compensatory, increased or treble damages, costs and reasonable attorney's fees. Any indemnification required by this Section shall be made by periodic payments to Licensor as and when the bills are received and costs, disbursements and expenses are incurred. Said indemnification provision shall not apply if said infringement results from Licensor's gross negligence or willful misconduct or from actions or omissions of Licensee taken with or pursuant to Licensor's approval as a shareholder of Licensee.

         B. In the event the use of the intellectual property rights licensed hereunder, by Licensor or any other person or entity entitled to use such rights prior to the date of this License, infringed any valid intellectual property right of any third parties, including but not limited to trade names, trademarks, service marks, patents, copyrights or trade secrets, Licensor shall hold Licensee harmless against any claims of infringement arising therefrom and shall indemnify Licensee against any and all claims from damages arising therefrom, including but not limited to actual damages, punitive, compensatory, increased or treble damages, costs and reasonable attorney's fees. Any indemnification required by this Section shall be made by periodic payments to Licensee as and when the bills are received and costs, disbursements and expenses are incurred.

1.15     Covenant to Defend

         During the term of this License, Licensor covenants that it will use its reasonable best efforts to preserve and protect Licensor's ownership and the validity of the trademarks, trade names, service marks, copyrights and trade secrets licensed hereunder (including, without limitation, the prosecution of third parties for infringement, unfair competition or passing off) and/or Licensee's right to use the same in connection with the operation of the Licensed Business.

1.16     Disputes

         A. Should there be any differences of opinion or disputes between the parties arising from the operation or interpretation of this License including, without limitation, Sections 1.1 and
1.14 hereof, the parties shall endeavor to settle the differences or disputes in an amicable manner through mutual consultation. In case the differences or disputes can not be resolved through mutual consultation within thirty (30) days of the dispute, the parties agree to submit such differences or disputes to a neutral third party chosen, at the request of either party, by the American Arbitration Association in New York, New York. The cost of any such neutral third party shall be borne equally by Licensor and Licensee. So long as both Licensor and Licensee are acting in good faith to resolve any difference or dispute, the parties agree to refrain from initiating any law suit or seeking any other legal remedies that may otherwise be available. Notwithstanding the above, the final decision of said neutral third party shall not be binding on the parties.

         B. The parties hereby consent to the jurisdiction of the United States District Court for the Southern District of New York and agree that said Court is the proper venue and has personal jurisdiction over the parties and is competent to enter any orders necessary to give effect to the legal and equitable rights of the parties and to issue such orders and award such judgments as may be necessary.

1.17     Force Majeure

         No party to this License shall be responsible to the other party for non-performance or delay in the performance of the terms or conditions herein due to acts of God, acts of government, wars, riots, civil disturbances, strikes, lockouts and other labor disturbances, breakdown of or malfunction in the communications system, accidents in transportation or other unreasonable causes beyond the control of the parties.

1.18     Severability

         It is understood and agreed that should any part or portion of this License be held invalid, illegal or void, then and in such event, the remainder of the License shall be and continue in full force and effect as if said invalid, illegal or void provision had been deleted and never included herein.

1.19     Transferability

         A. Subject to Paragraph 1.19B, this License is personal to the parties and neither party shall assign this License, its obligations, benefits, or rights hereunder to any third party without the prior written consent of the other party which consent shall not be unreasonably withheld or delayed. The parties hereto acknowledge that Licensee has granted a security interest in and assigned by way of security all of its rights and interests in and under this License pursuant to (a) that certain Debenture between Licensee and Licensor and (b) that certain Debenture between Licensee and TM/Video International, Inc., each of even date herewith (collectively, the "Debentures"). The parties hereto confirm their consent to such assignment by way of security.
Notwithstanding anything contained herein to the contrary, in the event that the secured parties under the Debentures enforce their security interests thereunder against this License pursuant to the terms of that certain Intercreditor Agreement of even date herewith between Licensee, Licensor, TM/Video International, Inc. and the Agent thereunder, such secured parties shall be vested with and assume all rights and obligations of the Licensee hereunder, as if the same had been properly assigned to such secured parties, without being required to obtain the prior consent of Licensor.

         B. Nothing herein shall preclude Licensor from assigning its obligations, benefits or rights hereunder or any of the intellectual property licensed hereunder to a wholly owned subsidiary of Licensor without the prior written consent of Licensee. In said event, Licensor shall give notice to Licensee of any said assignment.

         C. In the event that a Deadlock Notice is delivered by any of the Stockholders (as such terms are defined in the Stockholders Agreement, dated June 30, 1995, by and among Licensee, Licensor and TM No. 2 Limited) which Deadlock Notice is not withdrawn, Licensor shall have the following options:

     1. If Licensor acquires the entire interest in Licensee company, Licensor may at its sole and exclusive option terminate this License and negotiate a new License with Licensee.

     2. If Licensor sells its entire interest in Licensee, the terms of this License shall survive, provided that a substantial portion of Licensor's intellectual property portfolio licensed hereunder is being actively utilized by the Licensee in accordance with the terms and conditions of this License.


         D. If TM No. 2 Limited sells all or any part of its interest in Licensee company to a third party, the Licensee and Licensor shall remain bound by the terms of this License.

         E. In the event that Paragraph 1.19 C 2 hereof becomes operative, the following substitute Paragraph 1.6 as provided herein shall replace the present terms of Paragraph 1.6 of this License Agreement:

              1.6  Royalty Payments

              A. During the term of this License, Licensee shall pay to the Licensor a per annum royalty of two (2%) percent of all sales made by Licensee.

              B. Said royalty payments shall be calculated on a calendar quarter and royalty payments for each calendar quarter shall be made within thirty days of the close of each calendar quarter.

              C. The term "sales" shall mean gross revenues collected by Licensee for the operation and promotion of the Licensed Business. For the purposes of this paragraph, gross revenue collected shall be net of any value added or sales taxes; additional telephone charges and any applicable credit card charges to a third party.

              D. Such royalties shall be paid to Licensor by payment in United States dollars at the herein-after stated address in Miami Beach, Florida for each calendar quarter period as provided in Sub-paragraph B hereof. Licensee shall withhold from the payments required hereunder to be remitted to the Licensor the proper amount of tax applicable thereto as may be required by local law at the time of payment.

              E. In the event Licensee does not make timely payments of its royalty obligations hereunder, Licensor's failure to timely demand payment of said royalty shall not constitute a waiver of Licensee's royalty obligations hereunder nor operate as an estoppel, bar or defense to Licensor's future demand for payment of past due royalties provided said demand is made within sixty (60) days of the termination or expiration of this License.

              F. Licensee shall make all payments of any taxes due in connection with the Licensed Business, exclusive of income taxes of Licensor to appropriate authorities in the United Kingdom and the Republic of Ireland in a timely manner.

              G. Licensee shall provide Licensor, within thirty (30) business days after the payment of such taxes, with documentation sufficient to support any claim Licensor shall make for credit against any United States federal, state or local tax liability incurred by Licensor which documentation shall establish the amount and date of each tax paid in the United Kingdom and the Republic of Ireland.

1.20   Notices

         Any notices required to be given pursuant to this License shall be sent by reputable international courier (such as DHL or Federal Express) and addressed as follows:

                   Video Jukebox Network, Inc.
                   1221 Collins Avenue
                   Miami Beach, Florida 33139
                   United States of America
                   Attn:  Chief Financial and Administrative
                   Officer


                   Video Jukebox Network International Ltd.
                   11/13 Young Street
                   Kensington, London W8 5EH
                   England
                   Attn. Managing Director

                   Ticketmaster
                   3701 Wiltshire Blvd.
                   Los Angeles, California 90010
                   Attn. Ned Goldstein, Esq.
                         General Counsel

         with a copy to:
                   Neal Gerber & Eisenberg
                   2 N. LaSalle Street
                   Suite 2200
                   Chicago, Illinois 60602
                   Attn. Charles Evans Gerber

         Notice of any change of address of any party shall be promptly given to the other parties.

1.21   Applicable Law

         This License shall be governed by and interpreted and construed in accordance with the laws of the State of New York.

1.22   Schedules

         Attached to this License are several schedules on which are identified the trade names, service marks, trademarks, copyrights and trade secrets owned by Licensor all of which are necessary to operate and promote the Licensed Business. Licensor may, from time to time and with the consent of the Licensee, which consent shall not be unreasonably withheld or delayed, amend the schedules as appropriate to include additional service marks, trademarks, copyrights, trade secrets and other intellectual property rights. From time to time, Licensee may suggest to Licensor new trademarks and/or service marks for use in connection with the Licensed Business which Licensee may want to use in the Territory. Licensee shall submit any new trade and/or service marks to Licensor in writing for its approval which shall not be unreasonably withheld. Licensee shall assign to Licensor all right, title and interest in and to said new trade and/or service marks, including but not limited to any registrations for the same.

1.23     Waiver

         Except as otherwise expressly set forth herein, the failure of any party hereto to enforce any provision or provisions of this License Agreement shall not be construed as a waiver of any such provision or provisions as to any future violations thereof, nor prevent that party thereafter from enforcing each and every other provision of this License. The waiver of any single remedy shall not constitute a waiver of such party's rights to assert all other legal remedies available to such party under the circumstances.

1.24     Entire Agreement

         This License, together with its attached schedules; that certain Stock Purchase Agreement dated as of June 30, 1995 between Licensee, Licensor and TM No. 2 Limited; that certain Administrative Services Agreement dated as of June 30, 1995 between Licensee, Licensor and TM No. 2 Limited and those certain representations and warranties heretofore made by Licensor to Licensee in a letter of even date herewith contain all representations and warranties of and agreements and understandings between the Licensor and the Licensee, and supercedes all prior representations, warranties, agreements and understandings relating to the subject matter of this License. This License shall not be modified, changed or amended in any respect, except in writing duly signed and executed by the parties.

1.25     Confidentiality

         The parties acknowledge that the terms and conditions of this License are confidential business information and shall not be disclosed by either party without the prior written approval of the other party unless required by law or as otherwise permitted by the terms hereof. Notwithstanding the foregoing, the parties hereto acknowledge that they intend to file this License, or excerpts or summaries thereof, with the Office of Fair Trading in the U.K., the E.C. Commission and such agencies or authorities as are necessary to record Licensee as a registered user of the service marks and trademarks licensed hereunder. The parties hereto agree to co-operate with one another to execute and make such filings as are necessary and required to record Licensee as the registered user of the service marks and trademarks licensed hereunder.

1.26     Counterparts

         This License may be executed in one or more counterparts and by the different parties hereto in separate counterparts each of which, when executed, shall be deemed an original, but all of which taken together shall constitute one and the same agreement.

                        ARTICLE 2  - TRADE NAME LICENSE

2.1      Grant

         Licensor grants to Licensee for the term and Territory identified above, an exclusive, nontransferable [except as provided in Paragraph 1.19] license to use the trade name VIDEO JUKEBOX NETWORK (together with any revisions thereof) as part of its trade name in the Territory for use in connection with the operation and promotion of the Licensed Business.

2.2      Ownership

         A. Licensee acknowledges, solely as between Licensee and Licensor, that Licensor is the sole and exclusive owner of all right, title and interest in and to the trade name VIDEO JUKEBOX NETWORK. Licensee agrees that it will do nothing inconsistent with such ownership rights and that all uses of the trade name by the Licensee shall inure to the benefit of the Licensor. Licensee agrees to assist Licensor, at Licensor's sole expense, in the execution and filing of any documents necessary to perfect such rights in the Territory and to record this License as may be necessary.

         B. Licensee agrees that nothing in this License shall give Licensee any right, title or interest in the licensed trade name VIDEO JUKEBOX NETWORK other than the right to use and exploit the trade name under the terms of this License.

         C. Based on Licensor's representations and warranties to Licensee, Licensee acknowledges the validity of the licensed trade name VIDEO JUKEBOX NETWORK. Notwithstanding the same, Licensee agrees not to attack Licensor's title to said trade name nor the validity thereof nor the validity of this License.

         D. Licensor acknowledges that it has heretofore made certain representations and warranties to Licensee with respect to the ownership, validity and scope of use of the trade name licensed hereunder.

2.3      Quality Standards

         Licensee understands that in order to maintain valid and enforceable rights in the trade name VIDEO JUKEBOX NETWORK, Licensor must maintain certain quality standards relating to the nature of the services rendered or goods sold or distributed under said trade name. Accordingly, Licensee agrees that the nature and quality of the goods sold and/or services rendered by the Licensee under the trade name VIDEO JUKEBOX NETWORK and all related advertising, promotional and other related uses of the trade name shall conform to such commercially reasonable standards of use that may exist within the Territory, from time to time, consistent in all material respects with the requirements of applicable United Kingdom and Republic of Ireland laws and regulations.

2.4      Quality Maintenance

         Licensee understands that in order to maintain valid and enforceable rights in the trade name VIDEO JUKEBOX NETWORK, Licensor must maintain certain quality standards for the services rendered or goods sold or distributed under said trade name. Accordingly, to the extent consistent with the quality standard provisions set forth in Paragraph 2.3 hereof, Licensee agrees to co-operate with Licensor, at Licensor's sole expense, in facilitating Licensor's control of the nature and the quality of the goods and services rendered under the trade name VIDEO JUKEBOX NETWORK; to permit inspection of its business operations and to supply Licensor with specimens of all uses of the trade name VIDEO JUKEBOX NETWORK upon request. Licensee agrees and Licensor agrees to co-operate with Licensee to obtain all appropriate and necessary government licenses, approvals and authorizations necessary to the operation of the Licensed Business in the Territory under the trade name and will provide certified copies of the same to Licensor annually.

2.5      Form of Use

         Licensee agrees to use the trade name VIDEO JUKEBOX NETWORK in the form and manner and with appropriate legends as prescribed from time to time by Licensor.

2.6      Infringements

         A. Licensee has no affirmative obligation to investigate or police infringements or unauthorized uses of the licensed trade names but, nevertheless, agrees to provide Licensor with written notice of any infringements or unauthorized uses of the trade name VIDEO JUKEBOX NETWORK of which any person in the employ of Licensee, having managerial responsibility, shall become aware within five (5) business days of learning of the same. Licensor shall have the sole and exclusive right and discretion to bring any action or proceeding for trade name infringement, unfair competition, passing off or any other action available to Licensor during the first thirty (30) days following notice of said infringement. In the event that Licensor chooses not to take any legal action or proceeding against said third party infringer within thirty (30) days of notice by Licensee of said infringement, Licensee, in its sole discretion, shall thereafter be authorized to bring said action or proceeding and Licensor will co-operate with Licensee in the prosecution and defense thereof.

         B. In the event Licensor takes any legal action or proceeding against a third party for infringement of said rights in the Territory, Licensee agrees to co-operate with Licensor in the prosecution and defense of said action or proceeding, including but not limited to discovery, document production, pretrial and trial testimony and the like. All reasonable expenses incurred by Licensee in co-operating with Licensor in the prosecution or defense of said action or proceeding shall be borne by Licensor promptly upon receipt of invoices therefor from Licensee. Any award of damages (including reimbursements of costs and expenses) in favor of Licensor shall be for the exclusive benefit of Licensor.

         C. In the event Licensee is authorized and agrees to take legal action or proceedings against a third party for infringement of said rights in the Territory, Licensor agrees to co-operate with Licensee in the prosecution and defense thereof, including but not limited to discovery, document production, pretrial and trial testimony and the like. All reasonable expenses incurred by Licensor in co-operating with Licensee in the prosecution or defense of said actions or proceedings shall be borne by Licensee promptly upon receipt of invoices therefor from Licensor. Any award of damages (including reimbursements of costs and expenses) in favor of Licensee shall be for the exclusive benefit of Licensee.

                        ARTICLE 3 - SERVICE MARK LICENSE

3.1      Grant

         Licensor grants to Licensee for the term and Territory identified above, an exclusive, nontransferable [except as provided in Paragraph 1.19] license to use the service marks listed in Schedule A attached hereto (together with any other service marks adopted, applied for, used or registered by Licensor in the United States after the effective date of this License which fall within or are suitable for use in the Licensed Business, provided that said marks are free for use, adoption or registration in the Territory) in the Territory for use in connection with the operation and promotion of the Licensed Business.

3.2      Ownership

         A. Licensee acknowledges, solely as between Licensee and Licensor, that Licensor is the sole and exclusive owner of all right, title and interest in and to the service marks identified in Schedule A attached hereto. Licensee agrees that it will do nothing inconsistent with such ownership rights and that all uses of the service marks by the Licensee shall inure to the benefit of the Licensor. Licensee agrees to assist Licensor, at Licensor's sole expense, in the execution and filing of any documents necessary to perfect such rights in the Territory and to record this License as may be necessary.

         B. Licensee agrees that nothing in this License shall give Licensee any right, title or interest in the licensed service marks other than the right to use and exploit the service marks under the terms of this License.

         C. Based on Licensor's representations and warranties to Licensee, Licensee acknowledges the validity of the licensed service marks identified in the attached Schedule A. Notwithstanding the same, Licensee agrees not to attack Licensor's title in said service marks nor the validity thereof nor the validity of this License.

         D. Licensor acknowledges that it has heretofore made certain representations and warranties to Licensee with respect to the ownership, validity and scope of use of the service marks licensed hereunder.

3.3      Quality Standards

         Licensee understands that in order to maintain valid and enforceable rights in the service marks identified in Schedule

A attached hereto, Licensor must maintain certain quality standards relating to the nature of the services rendered under said service marks. Accordingly, Licensee agrees that the nature and quality of the services rendered by the Licensee under the service marks identified in Schedule A attached hereto and all related advertising, promotional and other related uses of said service marks shall conform to such commercially reasonable standards of use that may exist within the Territory, from time to time, consistent in all material respects with the requirements of applicable United Kingdom and Republic of Ireland laws and regulations.

3.4      Quality Maintenance

         Licensee understands that in order to maintain valid and enforceable rights in the service marks identified in Schedule A attached hereto, Licensor must maintain certain quality standards for the services rendered under said service marks. Accordingly, to the extent consistent with the quality standard provisions set forth in Paragraph 3.3 hereof, Licensee agrees to co-operate with Licensor, at Licensor's sole expense, in facilitating Licensor's control of the nature and the quality of the services rendered under the service marks identified in Schedule A attached hereto; to permit inspection of its business operations and to supply Licensor with specimens of all uses of the service marks identified in Schedule A attached hereto upon request. Licensee agrees and Licensor agrees to co-operate with Licensee to obtain all appropriate and necessary government licenses, approvals and authorizations necessary to permit the sale and distribution of the services offered and sold under said service marks in the Territory and will provide certified copies of the same to Licensor annually.

3.5      Form of Use

         Licensee agrees to use the service marks identified in Schedule A attached hereto in the form and manner and with appropriate legends as prescribed from time to time by Licensor.


3.6      Infringements

         A. Licensee has no affirmative obligation to investigate or police infringements or unauthorized uses of the licensed service marks but, nevertheless, agrees to provide Licensor with written notice of any infringements or unauthorized uses of the service marks identified in Schedule A attached hereto of which any person in the employ of Licensee, having managerial responsibility, shall become aware within five (5) business days of learning of the same.

Licensor shall have the sole and exclusive right and discretion to bring any action or proceeding for service mark infringement, unfair competition, passing off or any other action available to Licensor during the first thirty (30) days following notice of said infringement. In the event that Licensor chooses not to take any legal action or proceeding against said third party infringer within thirty (30) days of notice by Licensee of said infringement, Licensee, in its sole discretion, shall thereafter be authorized to bring said action or proceeding and Licensor will co-operate with Licensee in the prosecution and defense thereof.

         B. In the event Licensor takes any legal action or proceeding against a third party for infringement of said rights in the Territory, Licensee agrees to co-operate with Licensor in the prosecution and defense of said action or proceeding, including but not limited to discovery, document production, pretrial and trial testimony and the like. All reasonable expenses incurred by Licensee in co-operating with Licensor in the prosecution or defense of said action or proceeding shall be borne by Licensor promptly upon receipt of invoices therefor from Licensee. Any award of damages (including reimbursements of costs and expenses) in favor of Licensor shall be for the exclusive benefit of Licensor.

         C. In the event Licensee is authorized and agrees to take legal action or proceedings against a third party for infringement of said rights in the Territory, Licensor agrees to co-operate with Licensee in the prosecution and defense thereof, including but not limited to discovery, document production, pretrial and trial testimony and the like. All reasonable expenses incurred by Licensor in co-operating with Licensee in the prosecution or defense of said action or proceeding shall be borne by Licensee promptly upon receipt of invoices therefor from Licensor. Any award of damages (including reimbursements of costs and expenses) in favor of Licensee shall be for the exclusive benefit of Licensee.


                         ARTICLE 4 - TRADE MARK LICENSE

4.1      Grant

         Licensor grants to Licensee for the term and Territory identified above, an exclusive, nontransferable [except as provided in Paragraph 1.19] license to use, with the right to sublicense, the trademarks listed in Schedule B attached hereto (together with any other trademarks adopted, applied for, used or registered by Licensor in the United States after the effective date of this License which fall within or are suitable for use in the Licensed Business, provided that said marks are free for use, adoption or registration in the

Territory) in the Territory for use in connection with the sale and distribution of goods and merchandise identified in Schedule B.

4.2      Ownership

         A. Licensee acknowledges, solely as between Licensee and Licensor, that Licensor is the sole and exclusive owner of all right, title and interest in and to the trademarks identified in Schedule B attached hereto. Licensor agrees that it will do nothing inconsistent with such ownership rights and that all uses of the trademarks by the Licensee, and its sublicensees, shall inure to the benefit of the Licensor. Licensee agrees to assist Licensor, at Licensor's sole expense, in the execution and filing of any documents necessary to perfect such rights in the Territory and to record this License as may be necessary.

         B. Licensee agrees that nothing in this License shall give Licensee, or any sublicensees, any right, title or interest in the licensed trademarks other than the right to use and exploit the trademarks under the terms of this License.

         C. Based on Licensor's representations and warranties to Licensee, Licensee acknowledges the validity of the licensed trademarks identified in the attached Schedule B. Notwithstanding the same, Licensee agrees not to attack Licensor's title in said trademarks nor the validity thereof nor the validity of this License.

         D. Licensor acknowledges that it has heretofore made certain representations and warranties to Licensee with respect to the ownership, validity and scope of use of the trademarks licensed hereunder.



4.3      Quality Standards

         Licensee understands that in order to maintain valid and enforceable rights in the trademarks identified in Schedule B attached hereto, Licensor must maintain certain quality standards relating to the nature of the goods sold or distributed under said trademarks. Accordingly, Licensee agrees that the nature and quality of the goods sold or distributed by the Licensee under the trademarks identified in Schedule B attached hereto and all related advertising, promotional and other related uses of said trademarks shall conform to such commercially reasonable standards of use that may exist within the Territory, from time to time, consistent in all material respects with the requirements of applicable

United Kingdom and Republic of Ireland laws and regulations.

4.4      Quality Maintenance

         Licensee understands that in order to maintain valid and enforceable rights in the trademarks identified in Schedule B attached hereto, Licensor must maintain certain quality standards for the goods sold or distributed under said trade marks. Accordingly, to the extent consistent with the quality standard provisions set forth in Paragraph 4.3 hereof, Licensee agrees to co-operate with Licensor, at Licensor's sole expense, in facilitating Licensor's control of the nature and the quality of the goods sold or distributed under the trademarks identified in Schedule B attached hereto; to permit inspection of its business operations and to supply Licensor with specimens of all uses of the trademarks identified in Schedule B attached hereto upon request. Licensee agrees and Licensor agrees to co-operate with Licensee to obtain all appropriate and necessary government licenses, approvals and authorizations necessary to permit the sale and distribution of the goods distributed and sold under said marks in the Territory and will provide certified copies of the same to Licensor annually.

4.5      Form of Use

         Licensee agrees to use the trademarks identified in Schedule B attached hereto in the form and manner and with appropriate legends as prescribed from time to time by Licensor.

4.6      Infringements

         A. Licensee has no affirmative obligation to investigate or police infringements or unauthorized uses of the licensed trademarks but, nevertheless, agrees to provide Licensor with written notice of any infringements or unauthorized uses of the trademarks identified in Schedule B attached hereto of which any person in the employ of Licensee, having managerial responsibility, shall become aware within five (5) business days of learning of the same. Licensor shall have the sole and exclusive right and discretion to bring any action or proceeding for trademark infringement, unfair competition, passing off or any other action available to Licensor during the first thirty (30) days following notice of said infringement. In the event that Licensor chooses not to take any legal action or proceeding against said third party infringer within thirty (30) days of notice by Licensee of said infringement, Licensee, in its sole discretion, shall thereafter be authorized to bring said action or proceeding and Licensor will co-operate with Licensee in the prosecution and defense thereof.

         B. In the event Licensor takes any legal action or proceeding against a third party for infringement of said rights in the Territory, Licensee agrees to co-operate with Licensor in the prosecution and defense of said action or proceeding, including but not limited to discovery, document production, pretrial and trial testimony and the like. All reasonable expenses incurred by Licensee in co-operating with Licensor in the prosecution or defense of said action or proceeding shall be borne by Licensor promptly upon receipt of invoices therefor from Licensee. Any award of damages (including reimbursements of costs and expenses) in favor of Licensor shall be for the exclusive benefit of Licensor.

         C. In the event Licensee is authorized and agrees to take legal action or proceedings against a third party for infringement of said rights in the Territory, Licensor agrees to co-operate with Licensee in the prosecution and defense thereof, including but not limited to discovery, document production, pretrial and trial testimony and the like. All reasonable expenses incurred by Licensor in co-operating with Licensee in the prosecution or defense of said action or proceedings shall be borne by Licensee promptly upon receipt of invoices therefor from Licensor. Any award of damages (including reimbursements of costs and expenses) in favor of Licensee shall be for the exclusive benefit of Licensee.

4.7      Sublicenses

         A. Licensee shall have the right, subject to terms and conditions herein, to grant sublicenses to third parties to manufacture and/or distribute goods in the Territory only bearing the trademarks identified in Schedule B attached hereto.

         B. Prior to entering into any sublicense to manufacture and/or distribute in the Territory goods bearing the trademarks identified in Schedule B attached hereto, Licensee shall submit to Licensor the draft sublicense agreement for review and comment by Licensor. The goods subject to the sublicense and the terms of the sublicense, shall be subject to Licensor's approval prior to the sublicense agreement being executed by the Licensee and delivered to the sublicensee. Said approval shall not be withheld or delayed provided that the terms and conditions of any sublicense agreements are commercially reasonable and the quality control and quality maintenance standards required thereunder are consistent with those required herein as set forth in Paragraphs 4.3 and 4.4 hereof.

                         ARTICLE 5 - COPYRIGHT LICENSE

5.1      Grant

         Licensor grants to Licensee for the term and Territory identified above, an exclusive, nontransferable [except as provided in Paragraph 1.19] license to use the copyrighted works identified in Schedule C attached hereto (together with all improvements, enhancements, and revisions thereto and derivative works made therefrom and any additional copyrightable works created by or for Licensor, or which Licensor has rights to use and sublicense, in the United States after the effective date of the License that fall within or are suitable for use in the Licensed Business provided that said use shall be free from infringement of any third party rights) for use in connection with the operation and promotion of the Licensed Business in the Territory.

5.2      Ownership

         A. Licensee acknowledges solely as between Licensor and Licensee that Licensor is the sole and exclusive owner of all right, title and interest in and to the copyrighted works identified in Schedule C attached hereto. Licensee agrees that it will do nothing inconsistent with such ownership rights and that all uses of said copyrighted works by the Licensee shall inure to the sole and exclusive benefit of the Licensor. Licensee agrees to assist Licensor, at Licensor's sole expense, in the execution and filing of any documents necessary to perfect such rights in the Territory and to record this License as may be necessary.

         B. Licensee agrees that nothing in this License shall give Licensee any right, title or interest in said copyrighted works other than the right to use and exploit them in accordance with the License in connection with the operation and promotion of the Licensed Business.


         C. Based on Licensor's representations and warranties to Licensee, Licensee acknowledges the validity of the licensed copyrighted works identified in the attached Schedule C. Notwithstanding the same, Licensee agrees not to attack Licensor's title in said copyrighted works nor the validity thereof nor the validity of this License.

         D. Licensor hereby acknowledges that it has heretofore made certain representations and warranties to Licensee with respect to the ownership, validity and scope of use of the copyrighted works licensed hereunder.

5.3      Alteration

         A. Licensee agrees that it shall not, and acknowledges that it is not entitled to, make any alterations, additions, changes in or revisions of the copyrighted works identified in Schedule C attached hereto, without the prior written consent of Licensor, which consent shall not be unreasonably withheld or delayed. Licensee further agrees that it will not create any new works, compilations or derivative works based entirely or in substantial part on the copyrighted works identified in Schedule C attached hereto without the prior written consent of the Licensor which consent shall not be unreasonably withheld or delayed.

         B. In the event that Licensor authorizes any changes, alterations, revisions, new works, compilations or derivative works based entirely or in substantial part on the said licensed copyrighted works, all right, title and interest in said alterations, additions, changes, revisions, new works, compilations or derivative works shall rest with Licensor and Licensee agrees to take whatever steps are reasonably necessary to assign, transfer or perfect title in such works solely in the name of the Licensor.

         C. Nothing herein shall be construed to permit or authorize Licensee to make any changes, alterations, additions, revisions, new works, compilations or derivative works based in whole or in any part on the copyrighted software licensed hereunder.

5.4      Distribution and Publication

         Licensee agrees that it shall not distribute, publish, lease, rent or display to the public any copyrighted software identified in Schedule C attached hereto without the prior written consent of the Licensor which consent shall not be unreasonably withheld or delayed.

5.5      Infringements

         A. Licensee has no affirmative obligation to investigate or police infringements or unauthorized uses of the licensed copyrighted works but, nevertheless, agrees to provide Licensor with written notice of any infringements or unauthorized uses of the copyrighted works identified in Schedule C attached hereto of which any person in the employ of Licensee, having managerial responsibility, shall become aware within five (5) business days of learning of the same. Licensor shall have the sole and exclusive right and discretion to bring any action or proceeding for copyright infringement, unfair competition, passing off or any other action available to Licensor during the first thirty (30) days following notice of said infringement. In the event that Licensor chooses not to take any legal action or proceeding against said third party infringer within thirty (30) days of notice by Licensee of said infringement, Licensee, in its sole discretion, shall thereafter be authorized to bring said action or proceeding and Licensor will co-operate with Licensee in the prosecution and defense thereof.

         B. In the event Licensor takes any legal action or proceeding against a third party for infringement of said rights in the Territory, Licensee agrees to co-operate with Licensor in the prosecution and defense of said action or proceeding, including but not limited to discovery, document production, pretrial and trial testimony and the like. All reasonable expenses incurred by Licensee in co-operating with Licensor in the prosecution or defense of said action or proceeding shall be borne by Licensor promptly upon receipt of any invoices therefor from Licensee. Any award of damages (including reimbursements of costs and expenses) in favor of Licensor shall be for the exclusive benefit of Licensor.

         C. In the event Licensee is authorized and agrees to take legal action or proceeding against a third party for infringement of said rights in the Territory, Licensor agrees to co-operate with Licensee in the prosecution and defense thereof, including but not limited to discovery, document production, pretrial and trial testimony and the like. All reasonable expenses incurred by Licensor in co-operating with Licensee in the prosecution or defense of said action or proceeding shall be borne by Licensee promptly upon receipt of any invoices therefor from Licensor. Any award of damages (including reimbursements of costs and expenses) in favor of Licensee shall be for the exclusive benefit of Licensee.

5.6      Third Party Works

         A. Licensee shall use reasonable efforts to ensure that any copyrighted works owned by third parties, including but not limited to music videos, sound tracks, phonographic records, audio and/or video tapes, digital recordings, compact disc records or the like or similar works which Licensee transmits, airs or broadcasts over its facilities are licensed for said use, broadcast, transmission or airing within the Territory and that all license fees, payments, royalties or the like payable by Licensee are promptly and fully paid by Licensee as a normal business expense.

         B. Licensee shall notify Licensor of any agreements, licenses or undertakings to which it is a party relating to the use of copyrighted works owned by third parties, including, but not limited to agreements, licenses or undertakings with performance rights organizations.

              ARTICLE 6 - TRADE SECRETS PROPRIETARY INFORMATION

6.1      Grant

         Licensor grants to Licensee for the term and Territory identified above, an exclusive, nontransferable [except as provided in Paragraph 1.19] license, to use all trade secrets, proprietary technical and business information, engineering data and specifications necessary to operate or promote, or useful in operating or promoting, the Licensed Business including without limitation those identified in Schedule D attached hereto [hereinafter "Trade Secrets"] for use in connection with the operation and promotion of the Licensed Business as determined in reasonable discretion of Licensor to be necessary to or useful in the operation and promotion of the Licensed Business. Notwithstanding the foregoing, the parties hereto expressly agree that the following shall not be considered Trade Secrets subject to this License: (a) information that is or becomes generally available to and known by the public, or is otherwise in the public domain, not due to any unauthorized act or omission of Licensee, and (b) information received by Licensee on a non-confidential basis from a third person (other than Licensor) who is not under any obligation to maintain the confidentiality thereof.

6.2      Ownership

         Licensee acknowledges that the Trade Secrets are valuable, proprietary and confidential business information created by Licensor and kept by Licensor as Trade Secrets necessary for the efficient and profitable operation of its business and that Licensor is the sole and exclusive owner of said Trade Secrets.

         B. Licensor acknowledges that its has heretofore made certain representations and warranties to Licensee with respect to the ownership, validity and scope of use of the Trade Secrets licensed hereunder.

6.3      Copies

         Licensee shall make no copies of the Trade Secrets without the prior written consent of Licensor. Notwithstanding the above, Licensor hereby grants Licensee the right to make one copy of the Trade Secret information licensed hereunder for archival purposes only. Said archival copy shall be kept among the confidential papers of the Licensee at its offices and shall not be disclosed to any third parties.

6.4  Disclosure to Employees

         A. Licensee may disclose the Trade Secrets only to those employees of Licensee who, by virtue of their duties and responsibilities, have a need to know said Trade Secrets. Prior to any disclosure of any of the Trade Secrets to any employee, said employee shall execute a non-disclosure, non competition agreement under which said employee undertakes, subject to applicable law, to maintain the secrecy of said Trade Secrets for as long as said Trade Secrets remain secret and proprietary to Licensor and to refrain from using any trade secrets or confidential or proprietary information disclosed hereunder in any future employment by third parties. Further, said employees shall undertake to assign to Licensee [who in turn shall assign to Licensor] all right, title and interest to any trade secret or proprietary information, invention, discovery or computer software program created or made by the employee during the course of his employment relating to the trade secret and proprietary and business information licensed hereunder.

         B. For the purposes of this Article, the term employee includes all officers, directors and employees of Licensee.

         C. All employees to whom Trade Secrets may be disclosed shall be timely identified to Licensor.

6.5      Markings

         Licensee shall maintain the Trade Secrets in confidence and shall mark each document or thing bearing or containing a Trade Secret with the legend:

                CONFIDENTIAL BUSINESS INFORMATION - TRADE SECRET
                           VIDEO JUKEBOX NETWORK INC.
or:
                               TRADE SECRET - VJN

6.6      Reverse Engineering

         Licensee agrees to take no steps to reverse engineer or otherwise decompile any software licensed hereunder, including, but not limited to the reverse engineering or decompilation of any object or source codes of the software licensed hereunder.

6.7      Infringement

         A. Licensee has no affirmative obligation to investigate or police infringements or unauthorized uses of the trade secrets licensed hereunder, but nevertheless, agrees to provide Licensor with written notice of any infringements or unauthorized uses of the trade secrets identified in Schedule D attached hereto of which any person in the employ of Licensee, having managerial responsibility, shall become aware within five (5) business days of learning of the same. Licensor shall have the sole and exclusive right and discretion to bring any action or proceeding for theft or infringement of trade secrets, unfair competition, passing off or any other action available to Licensor during the first thirty (30) days following notice of said theft or infringement. In the event that Licensor chooses not to take any legal action or proceeding against said third party within thirty (30) days of notice by Licensee of said theft or infringement, Licensee, in its sole discretion, shall thereafter be authorized to bring said action or proceeding and Licensor will co-operate with Licensee in the prosecution and defense thereof.

         B. In the event Licensor takes any legal action or proceeding against a third party for theft or infringement of said rights in the Territory, Licensee agrees to co-operate with Licensor in the prosecution and defense of said action or proceeding, including but not limited to discovery, document production, pretrial and trial testimony and the like. All reasonable expenses incurred by Licensee in co-operating with Licensor in the prosecution or defense of said action or proceeding shall be borne by Licensor promptly upon receipt of any invoices therefor from Licensee. Any award of damages (including reimbursements of costs and expenses) in favor of Licensor shall be for the exclusive benefit of Licensor.

         C. In the event Licensee is authorized and agrees to take legal action or proceeding against a third party for theft or infringement of said rights in the Territory, Licensor agrees to co-operate with Licensee in the prosecution and defense thereof, including but not limited to discovery, document production, pretrial and trial testimony and the like. All reasonable expenses incurred by Licensor in co-operating with Licensee in the prosecution or defense of said action or proceeding shall be borne by Licensee promptly upon receipt of any invoices therefor from Licensor. Any award of damages (including reimbursements of costs and expenses) in favor of Licensee shall be for the exclusive benefit of Licensee.

                                  VIDEO JUKEBOX NETWORK, INC.



                                  /s/ Alan McGlade
                                  -------------------------------------
                                  Alan McGlade
                                  President and Chief Executive Officer



                                  VIDEO JUKEBOX NETWORK INTERNATIONAL LIMITED



                                  /s/ Vincent Monsey
                                  -------------------------------------
                                  Name: Vincent Monsey
                                  Title: Managing Director

                                   SCHEDULE A

                             LICENSED SERVICE MARKS


THE BOX

THE BOX AND DESIGN

THE COMPOSITE MARK

THE SLOGAN

BOXTALK

BOXTOPS

BIG PHAT ONES AND DESIGN

XPOSURE



The marks are licensed in the Territory subject to the representations and warranties given by Licensor and only for the services in International Class 41 for which registration is sought





                                      -A1-

                                   SCHEDULE B

                              LICENSED TRADE MARKS


THE BOX AND DESIGN

THE COMPOSITE MARK




The marks are licensed in the Territory subject to the representations and warranties given by Licensor and only for the goods in International Classes 9 and/or 25 for which registration is sought.





                             -B1-

                                   SCHEDULE C

                           LICENSED COPYRIGHTED WORKS


1.   Telephone Access Display System (1984 Version)
     US Copyright Registration No. TX 1-850-925

     and Supplementary Registration No. TX 1-987-000
     [change of name to Video Jukebox Network, Inc.]


2.   Telephone Access Display System (1984 Version)
     US Copyright Registration No. TX 1-840-709

     and Supplementary Registration No. TX 1-966-999
     [change of name to Video Jukebox Network, Inc.]

3.   Video Jukebox [Pictorial Design of Jukebox with text
     "VIDEO JUKEBOX US Copyright Registration No. VA 217-474

     and Supplementary Registration No. VA 244-526
     [change of name to Video Jukebox Network, Inc.]


4. Video Jukebox Network, Inc. system operating software and updates





The copyrighted works are licensed in the Territory subject to the representations and warranties given by Licensor.





                             -C1-

                                   SCHEDULE D

                             LICENSED TRADE SECRETS





                                     -D1-